Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report December 2, 1994
                (Date of earliest event reported)




                 California Energy Company, Inc.
     (Exact name of registrant as specified in its charter)




   Delaware              1-9874                94-2213782
(State of other     (Commission File         (IRS Employer
 jurisdiction of     Number)                  Identification No.)
 incorporation)




    10831 Old Mill Road       Omaha, Nebraska           68154
   (Address of principal executive offices)            Zip Code



Registrant's Telephone Number, including area code: (402)330-8900




                              N/A
   (Former name or former address, if changed since last report)

ITEM 5.  Other Events

     On December 2, 1994, the Registrant announced that its subsidiary, Patuha Power, Ltd., signed a Joint Operating Contract for the development of the geothermal steam field with Pertamina (the Indonesian national oil and natural gas company) and an Energy Sales Contract with Pertamina and PLN (the Indonesian national electric utility) to build, own and operate a geothermal power facility at the Patuha geothermal field in Western Java. Additionally, Registrant announced that definitive project agreements (Joint Operating Contract and Energy Sales Agreement) have been executed for its Dieng Project pursuant to the undertaking announced on November 16, 1994.

     A copy of the press release issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated December 2, 1994.

                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              California Energy Company, Inc.



                              By: /s/ Douglas L. Anderson
                                     Douglas L. Anderson
                                     Assistant Secretary


Dated: December 6, 1994